Exhibit 10.1
Execution Version
SERVICES AGREEMENT
BETWEEN
QUINTANA MARITIME LIMITED
AND
QUINTANA MINERALS CORPORATION

Execution Version
TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01 Definitions	1
Section 1.02 Construction	4

ARTICLE II

RETENTION OF MINERALS; SCOPE OF SERVICES

Section 2.01 Retention of Minerals	4
Section 2.02 Scope of Services	4
Section 2.03 Exclusion of Services	4
Section 2.04 Performance of Services by Affiliates	4
Section 2.05 Representations and Warranties of Minerals	4
Section 2.06 Representations and Warranties of Maritime	5
Section 2.07 Intellectual Property	6

ARTICLE III

BOOKS, RECORDS AND REPORTING

Section 3.01 Books and Records	6
Section 3.02 Audits	6
Section 3.03 Reports	6

ARTICLE IV

PAYMENT AMOUNT

Section 4.01 Payment Amount	7
Section 4.02 Payment of Payment Amount	7
Section 4.03 Disputed Charges	7
Section 4.04 Set Off	7
Section 4.05 Minerals Employees	7

ARTICLE V

FORCE MAJEURE

Section 5.01 Force Majeure	8

ARTICLE VI

ASSIGNMENTS AND SUBCONTRACTS

Section 6.01 Assignments	8
Section 6.02 Other Requirements	8

ARTICLE VII

DISPUTE RESOLUTION

Section 7.01 Disputes	9
Section 7.02 Negotiation to Resolve Disputes	9
Section 7.03 Selection of Arbitrator	9
Section 7.04 Conduct of Arbitration	10

ARTICLE VIII

TERMINATION

Section 8.01 Termination By Maritime	10
Section 8.02 Termination by Minerals	11
Section 8.03 Effect of Termination	11

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Notices	11
Section 9.02 Entire Agreement; Superseding Effect	12
Section 9.03 Effect of Waiver or Consent	12
Section 9.04 Amendment or Restatement	13
Section 9.05 Restriction on Assignment; Binding Effect	13
Section 9.06 Governing Law; Severability	13
Section 9.07 Further Assurances	13
Section 9.08 Directly or Indirectly	13
Section 9.09 Counterparts	13

Execution Version
SERVICES AGREEMENT
     This Services Agreement (this “Agreement”) is dated as of October 31, 2005 (the “Effective Date”), between Quintana Maritime Limited, a Marshall Islands Corporation (“Maritime”) and Quintana Minerals Corporation, a Texas corporation (“Minerals” and, together with Maritime, the “Parties” and each, a “Party”).
RECITALS
     A. Minerals has been providing certain general and administrative services to Maritime, an Affiliate of Minerals, since Maritime’s formation in April 2005, and Maritime has reimbursed Minerals for those services.
     B. Maritime wishes to ratify such arrangement and to engage Minerals to continue to provide those services.
     C. Minerals is willing to undertake such engagement, subject to the terms and conditions of this Agreement.
     NOW, THEREFORE, Maritime and Minerals agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:
     “Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.
     “Agreement” is defined in the introductory paragraph.
     “Arbitration Notice” is defined in Section 7.02(c).
     “Arbitrator” is defined in Section 7.03(a).
     “Bankrupt” with respect to any Person shall mean such Person shall generally be unable to pay its debts as such debts become due, or shall so admit in writing or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or such Person shall take any action to authorize any of the actions set forth above.
     “Change of Control” “Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events:
     (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person;
     (ii) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving corporation or its parent and (b) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Securities of the surviving corporation or its parent immediately after such transaction;
     (iii) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Voting Securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation that would not constitute a Change of Control under clause (ii) above; or
       notwithstanding the foregoing, the events described in clauses (i) through (iii) of this definition shall not constitute a Change of Control of Minerals or Maritime if the other Person (or “person” or “group,” in the case of clause (iii)) referred to in such clauses, immediately prior to such transaction, is an Affiliate of Minerals or Maritime.
     “Default Rate” shall mean an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to 300 basis points over LIBOR.
     “Dispute” is defined in Section 7.02(a).
     “Effective Date” is defined in the introductory paragraph.
     “Force Majeure” shall mean any cause beyond the reasonable control of a Party, including the following causes (unless they are within such Party’s reasonable control): acts of God, strikes, lockouts, acts of the public enemy, wars or warlike action (whether actual or impending), arrests and other restraints of government (civil or military), blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, sabotage, tornadoes, named tropical storms and hurricanes, and floods, civil disturbances, terrorism, mechanical breakdown of machinery or equipment, explosions, confiscation or seizure by any government or other public authority, any order of any court of competent jurisdiction, regulatory agency or governmental body having jurisdiction.
     “Governmental Approval” shall mean any material consent, authorization, certificate, permit, right of way grant or approval of any Governmental Authority that is necessary for the construction, ownership and operation of the Assets in accordance with applicable Laws.
     “Governmental Authority” shall mean any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.
     “Laws” shall mean any applicable statute, Environmental Law (as defined in the Purchase Agreement), common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority.
     “Maritime” is defined in the introductory paragraph.
     “Minerals” is defined in the introductory paragraph.
     “Participants” is defined in Section 7.01.
     “Parties” is defined in the introductory paragraph.
     “Payment Amount” is defined in Section 4.01.
     “Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other entity.
     “Services” is defined in Section 2.02.
     “Voting Securities” means securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other similar governing body of such Person.
     Other terms defined herein have the meanings so given them.

     Section 1.02 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; and (d) references to money refer to legal currency of the United States of America.
ARTICLE II
RETENTION OF MINERALS; SCOPE OF SERVICES
     Section 2.01 Retention of Minerals.
          (a) Maritime hereby engages Minerals to perform the Services (as defined below) and to provide all employees and any facilities and equipment not otherwise provided by Maritime necessary to perform the Services. Minerals hereby accepts such engagement and agrees to perform the Services as directed and in the manner specified by Maritime and to provide any facilities and equipment not otherwise provided by Maritime, and to provide all employees necessary to perform the Services.
     Section 2.02 Scope of Services. The “Services” shall consist of any services necessary to assist in conducting Maritime’s business and include any services performed by Minerals prior to the date hereof. Services shall include the payment of salaries and benefits and related overhead for U.S.-based Maritime employees and payment of certain Maritime expenses that require immediate payment, require U.S.-based payment or any other payments that Maritime determines should be paid on its behalf by Minerals. The Services shall be provided as directed and in the manner specified by the officers of Maritime. Minerals hereby covenants and agrees that the Services will be performed (i) in accordance with applicable material Governmental Approvals and Laws and (ii) in accordance with industry standards.
     Section 2.03 Exclusion of Services. At any time, either Minerals or Maritime may temporarily or permanently exclude any particular service from the scope of the Services upon 30-days’ notice to the other Party.
     Section 2.04 Performance of Services by Affiliates. The Parties hereby agree that in discharging its obligations hereunder, Minerals may engage any of its Affiliates to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate shall be treated as if Minerals performed such Services itself. Notwithstanding the foregoing, nothing contained herein shall relieve Minerals of its obligations hereunder.
     Section 2.05 Representations and Warranties of Minerals. Minerals hereby represents, warrants and covenants to Maritime that the following statements are true and correct as of the date hereof:
          (a) Minerals is duly incorporated, validly existing, and in good standing under the laws of the State of Texas; and Minerals has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          (b) Minerals has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Minerals, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and
          (c) The authorization, execution, delivery, and performance of this Agreement by Minerals does not and will not (i) conflict with, or result in a breach, default or violation of, (A) its articles of incorporation or by-laws, (B) any contract or agreement to which it is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitral award to which it is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other Person, unless such requirement has already been satisfied, except, in the case of clause (i)(B) and (i)(C), for such conflicts, breaches, defaults or violations that would not have a material adverse effect on Minerals or on its ability to perform its obligations hereunder, and except, in the case of clause (ii), for such consents, approvals, authorizations, filings, registrations or notice, the failure of which to obtain or make would not have a material adverse effect on Minerals or on its ability to perform its obligations hereunder.
     Section 2.06 Representations and Warranties of Maritime. Maritime hereby represents, warrants and covenants to Minerals that the following statements are true and correct as of the date hereof:
          (a) Maritime is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation; Maritime has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
          (b) Maritime has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each such Person enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);
          (c) The authorization, execution, delivery, and performance of this Agreement by Maritime does not and will not (i) conflict with, or result in a breach, default or violation of, (A) its organizational documents, (B) any contract or agreement to which it is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitral award to which it is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other Person, unless such requirement has already been satisfied, except, in the case of clause (i)(B) and (i)(C), for such conflicts, breaches, defaults or violations that would not have a material adverse effect on Maritime or on its ability to perform their obligations hereunder, and except, in the case of clause (ii), for such consents, approvals, authorizations, filings, registrations or notice, the failure of which to obtain or make would not have a material adverse effect on Maritime or on its ability to perform their obligations hereunder.

     Section 2.07 Intellectual Property.
          (a) Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) developed, by Minerals, its Affiliates or its or their employees in connection with the performance of the Services shall be the property of Minerals; provided, however, that Maritime shall be granted an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use such inventions or material; and further provided, however, that Maritime shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such inventions or material granted to Minerals by any Person other than an Affiliate of Minerals. Notwithstanding the foregoing, Minerals will use all commercially reasonable efforts to grant such right and license to Maritime.
          (b) Maritime hereby grants to Minerals and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any intellectual property provided by Maritime to Minerals or its Affiliates, but only to the extent such use is necessary for the performance of the Services. Minerals agrees that it and its Affiliates will utilize such intellectual property solely in connection with the performance of the Services.
ARTICLE III
BOOKS, RECORDS AND REPORTING
     Section 3.01 Books and Records. Minerals shall maintain accurate books and records regarding the performance of the Services and its calculation of the Payment Amount, and shall maintain such books and records for the period required by applicable accounting practices or law.
     Section 3.02 Audits. Maritime shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.01. Such right may be exercised through any agent or employee of Maritime designated in writing by it or by an independent public accountant, engineer, attorney or other agent so designated. Maritime shall bear all costs and expenses incurred in any inspection, examination or audit. Minerals shall review and respond in a timely manner to any claims or inquiries made by Maritime regarding matters revealed by any such inspection, examination or audit.
     Section 3.03 Reports. Minerals shall prepare and deliver to Maritime any reports provided for in this Agreement and such other reports as Maritime may reasonably request from time to time regarding the performance of the Services.

ARTICLE IV
PAYMENT AMOUNT
     Section 4.01 Payment Amount. Minerals shall invoice Maritime at cost for the amount of any direct or indirect expenses incurred by Minerals in connection with its or its Affiliates’ performance of the Services (the “Payment Amount”) no less frequently than monthly.
     Section 4.02 Payment of Payment Amount. Maritime shall pay to Minerals the full Payment Amount due under Section 4.01 within 10 days of receipt of an invoice.
     Section 4.03 Disputed Charges. MARITIME MAY, WITHIN 90 DAYS AFTER RECEIPT OF A CHARGE FROM MINERALS, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY MINERALS OR ITS AFFILIATES IN CONNECTION WITH THE SERVICES. MARITIME SHALL NEVERTHELESS PAY IN FULL WHEN DUE THE FULL PAYMENT AMOUNT OWED TO MINERALS. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF MARITIME TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED IN ACCORDANCE WITH ARTICLE VII NOT TO BE A REASONABLE COST INCURRED BY MINERALS OR ITS AFFILIATES IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY MINERALS TO MARITIME TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY MARITIME TO THE DATE OF REFUND BY MINERALS.
     Section 4.04 Set Off. In the event that Minerals owes Maritime a sum certain in an uncontested amount under any other agreement, then any such amounts shall be aggregated and Maritime and Minerals shall discharge their obligations by netting those amounts against any amounts owed by Maritime to Minerals under this Agreement. If Maritime or Minerals owes the other party a greater aggregate amount, that party shall pay to the other party the difference between the amounts owed.
     Section 4.05 Minerals Employees. The obligations under Sections 4.01 and 4.02 shall be limited to payment of Minerals or its Affiliates for expenses in connection with its employees engaged in the provision of Services hereunder, and Maritime shall not be obligated to pay to Minerals employees directly any compensation, salaries, wages, bonuses, benefits, social security taxes, workers’ compensation insurance, retirement and insurance benefits, training and other such expenses.
ARTICLE V
FORCE MAJEURE

     Section 5.01 Force Majeure. A Party’s obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money. The Party that is prevented from performing its obligation by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved; provided, however, that, in the event of a strike, lockout or other labor dispute affecting Minerals, Minerals shall use reasonable efforts to continue to perform all obligations hereunder by utilizing its management personnel and that of its Affiliates.
ARTICLE VI
ASSIGNMENTS AND SUBCONTRACTS
     Section 6.01 Assignments.
          (a) Without the prior consent of Minerals, Maritime may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person.
          (b) Without the prior consent of Maritime, Minerals may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation of performance of Services to an Affiliate of Minerals as permitted by Section 2.04 and the sale, assignment, transfer or conveyance of its rights hereunder to any such Affiliate.
     Section 6.02 Other Requirements. Subject to the other provisions hereof:
          (a) All materials and workmanship used or provided in performing the Services shall be in accordance with applicable drawings, specifications, and standards.
          (b) Minerals shall exercise reasonable diligence to obtain the most favorable terms or warranties available from vendors, suppliers and other third parties, and where appropriate, Minerals shall assign such warranties to Maritime.
          (c) In rendering the Services, Minerals shall not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or handicap, and shall comply with all applicable provisions of Executive Order 11246 of September 24, 1965, and any successor order thereto. Subject to the above, Minerals shall, to the extent practicable, engage employees who reside in or whose businesses are located in the local area or state where the Services are performed.
          (d) Minerals covenants and agrees to exercise reasonable diligence to ensure that, during the term of this Agreement, it shall not employ unauthorized aliens as defined in the Immigration Reform and Control Act of 1986, or any successor law.

ARTICLE VII
DISPUTE RESOLUTION
     Section 7.01 Disputes. This Article VII shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) the applicability of this Article VII to a particular dispute (collectively, a “Dispute”). The provisions of this Article VII shall be the exclusive method of resolving Disputes. For purposes of this Article, each of Minerals and Maritime shall be a “Participant”.
     Section 7.02 Negotiation to Resolve Disputes. If a Dispute arises, the Participants shall attempt to resolve such Dispute through the following procedure:
          (a) first, an executive officer of Minerals, and an executive officer of Maritime shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute;
          (b) second, if the Dispute is still unresolved after 20 days following the commencement of the negotiations described in Section 7.02(a), then the chief executive officers of Minerals and Maritime will promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and
          (c) third, if the Dispute is still unresolved after 10 days following the commencement of the negotiations described in Section 7.02(b), then any Participant may submit such Dispute to binding arbitration under this Article VII by notifying the other Participants (an “Arbitration Notice”).
     Section 7.03 Selection of Arbitrator.
          (a) Any arbitration conducted under this Article VII shall be heard by a sole arbitrator (the “Arbitrator”) selected in accordance with this Section 7.03. Each Participant and each proposed Arbitrator shall disclose to the other Participants any business, personal or other relationship or affiliation that may exist between such Participant and such proposed Arbitrator, and any Participant may disapprove of such proposed Arbitrator on the basis of such relationship or affiliation.
          (b) The Participant that submits a Dispute to arbitration shall designate a proposed Arbitrator in its Arbitration Notice. If any other Participant objects to such proposed Arbitrator, it may, on or before the tenth day following delivery of the Arbitration Notice, notify the other Participants of such objection. The Participants shall attempt to agree upon a mutually-acceptable Arbitrator. If they are unable to do so within 20 days following delivery of the notice described in the immediately-preceding sentence, any Participant may request the American Arbitration Association (“AAA”) to designate the Arbitrator. If the Arbitrator so chosen shall die, resign or otherwise fail or becomes unable to serve as Arbitrator, a replacement Arbitrator shall be chosen in accordance with this Section 7.03.

     Section 7.04 Conduct of Arbitration. The Arbitrator shall expeditiously (and, if possible, within 90 days after the Arbitrator’s selection) hear and decide all matters concerning the Dispute. Except as the Participants agree otherwise, the arbitration hearing shall be held in the City of Houston, Texas. Except as the Participants agree otherwise, the arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the AAA), to the extent that such rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power (a) to gather such materials, information, testimony and evidence in the manner as it deems appropriate and relevant to the dispute before it (and each Participant will provide such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and (b) to grant injunctive relief and enforce specific performance. If it deems necessary, the Arbitrator may propose to the Participants that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Participants, which shall not be unreasonably withheld. Each Participant, the Arbitrator and any proposed expert shall disclose to each other any business, personal or other relationship or affiliation that may exist between such Participant (or the Arbitrator) and such proposed expert; and any Participant may disapprove of such proposed expert on the basis of such relationship or affiliation. The decision of the Arbitrator (which shall be rendered in writing) shall be final, nonappealable and binding upon the Participants and may be enforced in any court of competent jurisdiction; provided that the Participants agree that the Arbitrator and any court enforcing the award of the Arbitrator shall not have the right or authority to award, special, punitive, exemplary, consequential, indirect or other similar damages (including without limitation damages on account of lost profits or opportunities) to any Participant. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator and any experts duly retained by the Arbitrator, shall be allocated between the Participants in a manner determined by the Arbitrator to be fair and reasonable under the circumstances. Each Participant shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator determines that compelling reasons exist for allocating all or a portion of such costs and expenses in another manner. Any costs or expenses incurred by a Participant(s) in enforcing any Award of the Arbitrator shall be borne by the Participant challenging the enforcement.
ARTICLE VIII
TERMINATION
     Section 8.01 Termination By Maritime.
          (a) Upon the occurrence of any of the following events, Maritime may terminate this Agreement by giving written notice of such termination to Minerals:
               (i) Minerals becomes Bankrupt;
               (ii) Minerals dissolves and commences liquidation or winding-up; or

               (iii) there occurs a Change of Control of Maritime.
Any termination under this Section 8.01(a) shall become effective immediately upon delivery of the notice first described in this Section 8.01(a), or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by Maritime.
          (b) In addition to its rights under Section 8.01(a), Maritime may terminate this Agreement at any time by giving notice of such termination to Minerals. Any termination under this Section 8.01(b) shall become effective 30 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by Maritime.
     Section 8.02 Termination by Minerals.
          (a) Minerals may terminate this Agreement by giving written notice of such termination to Maritime upon the occurrence of a Change of Control of Maritime.
Any termination under this Section 8.02(a) shall become effective immediately upon delivery of the notice first described in this Section 8.02(a).
          (b) In addition to its rights under Section 8.02(a), Minerals may terminate this Agreement at any time by giving notice of such termination to Maritime. Any termination under this Section 8.02(b) shall become effective 30 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by Minerals
     Section 8.03 Effect of Termination. If this Agreement is terminated in accordance with Section 8.01 or 8.02, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of the Payment Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.
ARTICLE IX
GENERAL PROVISIONS
     Section 9.01 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next business day. All notices, requests and consents to be sent to Minerals must be sent to or made at the address given below for Minerals, or such other address as Williams may specify by notice to Maritime. All notices, requests and consents (including copies thereof) to be sent to Maritime must be sent to or made at the address given below for Maritime.

Address for Notices:	Maritime:	Minerals:
	Quintana Maritime Limited	Quintana Minerals Corporation
	601 Jefferson, Suite 3600	601 Jefferson, Suite 3600
	Houston, Texas 77002	Houston, Texas 77002
	Attention: Mr. Steve Putman	Attention: Mr. Wyatt Hogan
	Facsimile: (713) 751-7532	Facsimile: (713) 751-7517
     Section 9.02 Entire Agreement; Superseding Effect. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
     Section 9.03 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of another Party or to declare another Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

     Section 9.04 Amendment or Restatement. This Agreement may be amended or restated only by a written instrument executed by each of the Parties.
     Section 9.05 Restriction on Assignment; Binding Effect. This Agreement is binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
     Section 9.06 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE CONSTRUCTION OR THE INTERPRETATION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     Section 9.07 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
     Section 9.08 Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.
     Section 9.09 Counterparts. This Agreement may be executed in counterparts with the same effect as if each signing party had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Execution Version
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

QUINTANA MARITIME LIMITED

By:	/s/ Stamatis Molaris

	Name:	Stamatis Molaris
	Title:	Chief Executive Officer and President

QUINTANA MINERALS CORPORATION

By:	/s/ Dwight L. Dunlap

	Name:	Dwight L. Dunlap
	Title:	Chief Financial Officer